                                                                      EXHIBIT 12

                                 AMR CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                                                Three Months Ended         Six Months Ended
                                                                     June 30,                 June 30,
                                                               --------------------      --------------------
                                                                2002         2001         2002         2001
                                                               -------      -------      -------      -------

Earnings:
  Loss before income taxes and cumulative effect of
     accounting change                                         $  (720)     $  (793)     $(1,583)     $  (850)
   Add: Total fixed charges (per below)                            435          423          875          754
   Less: Interest capitalized                                       22           38           44           79
                                                               -------      -------      -------      -------
      Total loss before income taxes and cumulative
        effect of accounting change                            $  (307)     $  (408)     $  (752)     $  (175)
                                                               =======      =======      =======      =======

Fixed charges:
   Interest, including interest capitalized                    $   156      $   126      $   316      $   240
   Portion of rental expense representative of the
     interest factor                                               270          290          542          502
   Amortization of debt expense                                      9            7           17           12
                                                               -------      -------      -------      -------
      Total fixed charges                                      $   435      $   423      $   875      $   754
                                                               =======      =======      =======      =======
Coverage deficiency                                            $   742      $   831      $ 1,627      $   929
                                                               =======      =======      =======      =======
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